Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 1 on Form F-3 to Form F-1 of our report dated January 29, 2010, relating to the financial statements of Navios Maritime Acquisition Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Rothstein, Kass & Company, P.C.
Roseland, NJ
May 19, 2010